UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:	December 20, 2007
(Date of earliest event reported):	December 18, 2007
Commission File No. 0-10587

Fulton Financial Corporation

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2195389
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
One Penn Square, P. O. Box 4887 Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-291-2411

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[] Written communications pursuant to Rule 425 under the Securities Act
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[] Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 18, 2007, the Board of Directors of Fulton Financial Corporation ("Fulton") adopted amended and restated Bylaws that amended Article I, Section 4 and Article II, Sections 2, 3 and 14 of Fulton’s Bylaws previously in effect. These amendments to the Bylaws were effective December 18, 2007.

The following summarizes the amendments to the Bylaws:

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Article I, Section 4 (Record Date). The Bylaws previously provided that the Board of Directors could fix a date for the purpose of determining shareholders entitled to receive notice of and to vote at any meeting, or to receive any dividend, distribution or allotment of rights or a date for any change, conversion or exchange of shares, that is not more than fifty (50) days prior to such event. The Bylaws have been amended to provide that the record date may be up to ninety (90) prior to such event.

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Article II, Section 2 (Number and Qualification of Directors). Prior to the amendment and restatement of the Bylaws, Fulton’s Bylaws provided for a classified Board of Directors, with directors elected for staggered, three-year terms. As a result of the amendment and restatement of the Bylaws, beginning with the 2009 Annual Meeting of Shareholders, nominees elected to Fulton’s Board of Directors shall be elected for one-year terms. Subject to Fulton’s retirement provisions, directors elected prior to the 2009 Annual Meeting shall serve the remainder of their elected term, even if greater than one year.

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Article II, Section 3 (Nomination of Directors). This section of the amended and restated Bylaws has been supplemented to generally require a shareholder submitting a director nomination to provide Fulton with the information required to be disclosed under applicable rules of the Securities and Exchange Commission with respect to director nominees.

▪	Article II, Section 14 (Compensation). This section of the amended and restated Bylaws has been updated to clarify the types compensation to be paid to directors.

The foregoing summary is qualified in its entirety by reference to the complete text of Fulton’s amended and restated Bylaws, which are attached as Exhibit 3.1 to this Form 8-K.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
3.1	Amended and Restated Bylaws of Fulton Financial Corporation, as amended and restated on December 18, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 20, 2007	Fulton Financial Corporation By: /s/ Charles J. Nugent
Charles J. Nugent Senior Executive Vice President and Chief Financial Officer

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